UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  June 2, 2003

P.D.C. INNOVATIVE INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-27157	65-0789306
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

501 South Dakota Avenue, Suite 1, Tampa, Florida 33606

(Address of Principal Executive Office) (Zip Code)

813-258-0606

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report.)

Item 4.     Changes in Registrant's Certifying Accountant.

On June 2, 2004, Salberg & Company, P.A. ("Salberg") was dismissed from its role as the independent accountants of P.D.C. Innovative Industries, Inc. (the "Company") by the Company's Board of Directors. Salberg’s reports on the Company's financial statements for the years ended December 31, 2003 and 2002 contained no adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that there was an explanatory paragraph relating to the Company’s ability to continue as a going concern.

In connection with the audits of the Company's financial statements for each of the two fiscal years ended December 31, 2003 and 2002 and during the most recent interim periods preceding Salberg’s dismissal, there were no disagreements between the Company and Salberg on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Salberg would have caused it to make reference to the subject matter of the disagreement in connection with its report. The Company has requested that Salberg furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated June 3, 2004, is filed as Exhibit 16.1 to this Form 8-K.

Baumann, Raymondo & Company, P.A. ("Baumann") has been retained as the Company's new independent accountants and the decision to engage Baumann as the Company's accountants was recommended and approved by the Company's Board of Directors. Baumann is expected to issue a report on the Company's financial statements for the year ended December 31, 2004.

During the last two fiscal years and the subsequent interim periods to the date hereof, the Company did not consult with Baumann regarding any of the matters or events set forth in Item 304(a)(2) of Regulation S-K. The Company has not consulted with Baumann regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report was provided to the Company nor oral advice was provided that Baumann concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement or a reportable event.

Item 7.     Financial Statements and Exhibits.

(c)

Exhibits.

Exhibit No.	Description

16.1	Letter from Salberg & Company, P.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

P.D.C. INNOVATIVE INDUSTRIES, INC.

Date: June 9, 2004	By:	/s/ PAUL SMITH
Paul Smith President, (Principal Executive Officer) and Director

	By:	/s/ JAY E. OSTROW
Jay E. Ostrow Chief Financial Officer (Principal Accounting Officer)

INDEX TO EXHIBITS

Exhibit No.	Description

16.1	Letter from Salberg & Company, P.A.